Exhibit 10.2

ENGLISH TRANSLATION OF FORM OF PROMISSORY NOTE - EXECUTED DOCUMENT IS IN SPANISH

Promissory Note

Parras Cone de México, S.A. de C.V. (hereinafter the “Client”), by means of this promissory note, promises to pay unconditionally to Banco Nacional de México, S.A. Integrante del Grupo Financiero Banamex (hereinafter “Banamex”) the amount of US$3´600,000.00 dollars, no later than the 13:00 hours (New York City time), by bank deposit to the account number 10991186 that Banamex holds with Citibank N.A. in the branch office located in 399 Park Avenue, New York, New York, United States of America.

The abovementioned amount will be paid in several amortizations pursuant the following dates and amounts:

Number	Expiration Date	Amount
1	May 22, 2014	$0.00
2	June 22, 2014	$0.00
3	July 22, 2014	$0.00
4	August 22, 2014	$0.00
5	September 22, 2014	$0.00
6	October 22, 2014	$0.00
7	November 22, 2014	$45,000.00
8	December 22, 2014	$45,000.00
9	January 22, 2015	$45,000.00
10	February 22, 2015	$45,000.00
11	March 22, 2015	$45,000.00
12	April 22, 2015	$45,000.00
13	May 22, 2015	$45,000.00
14	June 22, 2015	$45,000.00
15	July 22, 2015	$45,000.00
16	August 22, 2015	$45,000.00
17	September 22, 2015	$45,000.00
18	October 22, 2015	$45,000.00
19	November 22, 2015	$45,000.00
20	December 22, 2015	$45,000.00
21	January 22, 2016	$45,000.00
22	February 22, 2016	$45,000.00
23	March 22, 2016	$45,000.00
24	April 22, 2016	$45,000.00
25	May 22, 2016	$45,000.00
26	June 22, 2016	$45,000.00

27	July 22, 2016	$45,000.00
28	August 22, 2016	$45,000.00
29	September 22, 2016	$45,000.00
30	October 22, 2016	$45,000.00
31	November 22, 2016	$45,000.00
32	December 22, 2016	$45,000.00
33	January 22, 2017	$45,000.00
34	February 22, 2017	$45,000.00
35	March 22, 2017	$45,000.00
36	April 22, 2017	$45,000.00
37	May 22, 2017	$45,000.00
38	June 22, 2017	$45,000.00
39	July 22, 2017	$45,000.00
40	August 22, 2017	$45,000.00
41	September 22, 2017	$45,000.00
42	October 22, 2017	$45,000.00
43	November 22, 2017	$45,000.00
44	December 22, 2017	$45,000.00
45	January 22, 2018	$45,000.00
46	February 22, 2018	$45,000.00
47	March 22, 2018	$45,000.00
48	April 22, 2018	$45,000.00
49	May 22, 2018	$45,000.00
50	June 22, 2018	$45,000.00
51	July 22, 2018	$45,000.00
52	August 22, 2018	$45,000.00
53	September 22, 2018	$45,000.00
54	October 22, 2018	$45,000.00
55	November 22, 2018	$45,000.00
56	December 22, 2018	$45,000.00
57	January 22, 2019	$45,000.00
58	February 22, 2019	$45,000.00
59	March 22, 2019	$45,000.00
60	April 22, 2019	$45,000.00
61	May 22, 2019	$45,000.00
62	June 22, 2019	$45,000.00
63	July 22, 2019	$45,000.00
64	August 22, 2019	$45,000.00
65	September 22, 2019	$45,000.00
66	October 22, 2019	$945,000.00

The Client binds itself to pay, as of this date and until the expiration date of this promissory note, the ordinary interests at the annual rate that results from adding 4.00 points to the Libor Rate.

The ordinary interests will be paid the last day of the corresponding interest period, on the understanding that: (i) the first interest period beginning on the execution date of this promissory note and ending on the numerical corresponding day of the next month; and (ii) the subsequent interest periods will begin the following day to the last day of the immediately preceding interest period and ending on the numerically corresponding day of the next month.

The payments indicated herein must be made precisely on the corresponding due dates in the terms of this promissory note, or on the next Business Day (in Mexico and New York), without any additional cost, if the due date falls on a day that is not a Business Day in Mexico and New York. When, during the calendar month, a payment due cannot be made on the same numerical date as the established date, such payment must be made on the last Business Day in Mexico and New York of the corresponding month.

In case of default on the timely and entire payment of the amounts owed to BANAMEX pursuant to this promissory note, the unpaid amount (except for ordinary interest) will only accrue default interest as of the date following the date due and until the day such amount is fully paid.

All the amounts that Client must pay BANAMEX under this promissory note will be paid without any deductions or retentions and paid free of any taxes. The Client will pay all Taxes and expenses related to these to ensure that BANAMEX obtains whole amounts; except for the amounts that BANAMEX will be bound to pay as Income Tax. The Client will reimburse BANAMEX immediately for any amount that BANAMEX disburses for taxes on the amounts owed by the Client pursuant to this agreement and any other expense derived from any claim related, except for the amounts that BANAMEX will be bound to pay as Income Tax.

For the resolution of any dispute arising herefrom, the parties submit to the jurisdiction of the courts of the Federal District, Mexico or the courts of the place in which this promissory note is signed, at the option of the plaintiff, specifically waiving to any other jurisdiction they may be entitled to for any reason.

The Client waives to any filing or notice regarding the incompliance or payment or any other notice regarding of this promissory note.

This Promissory Note is executed pursuant certain Credit Agreement with Mortgage Guaranty on Industrial Unit for the amount of US$7´500,000.00 dollars, entered by and between Banamex and the Client on April 15, 2014. The defined terms contained herein will have the meaning established in the Credit Agreement.

The Client’s and Guarantor’s addresses, for purposes of this promissory note, will be the same as the ones mentioned in the Credit Agreement.

The parties mutually acknowledge each other personality and sign in Cuernavaca, Morelos, on April 22, 2014, giving a copy of this promissory note to the Client:

The Client

Represented by José Manuel González Lagunas

Guarantor

Burlington Morelos S.A. de C.V.

Represented by José Manuel González Lagunas

Guarantor

Burlignton Yecapixtla, S.A. de C.V.

Represented by José Manuel González Lagunas

Guarantor

Servicios Burlmex, S.A. de C.V.

Represented by José Manuel González Lagunas

Guarantor

Manufacturas Parras Cone, S.A. de C.V.

Represented by José Manuel González Lagunas

Guarantor

Casimires Burlmex, S.A. de C.V.

Represented by José Manuel González Lagunas

Guarantor

Conen Denim Yecapixtla, S.A. de C.V.

Represented by José Manuel González Lagunas

4